EXHIBIT 4(c)ii

       FLORIDA POWER & LIGHT COMPANY

 UNANIMOUS CONSENT OF THE FINANCE COMMITTEE
         OF THE BOARD OF DIRECTORS
             IN LIEU OF MEETING

            WHEREAS, the officers of Florida Power & Light Company
(the "Company") have determined that it would be desirable and beneficial for the Company to provide for the issuance, through the execution and delivery of an indenture, of unsecured subordinated debt securities (the "Debt Securities") which Debt Securities may be issued in one or more series, from time to time, if market conditions warrant; and

            WHEREAS, the officers of the Company have also determined that it would be desirable and beneficial for the Company, if market conditions warrant, to offer up to $125,000,000 in aggregate principal amount of an initial series of Debt Securities, described as Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures) (the "QUIDS"), to holders of the Company's 5,000,000 shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) (the "Preferred Stock"), in exchange for such Preferred Stock (the "Exchange Offer"); and

            WHEREAS, attached hereto are copies of the following documents:

            (a)  Proposed Indenture For Unsecured
                 Subordinated Debt Securities
                 from the Company to The Chase
                 Manhattan Bank (National Association)
                 as trustee, (the "Subordinated
                 Indenture Trustee") providing
                 for the issuance, from time to time,
                 of one or more series of Debt Securities
                 (the "Subordinated Indenture");

            (b)  Proposed officer's certificate (an
                 "Officer's Certificate") establishing
                 certain terms of the QUIDS;

            (c)  Proposed form of the QUIDS;

            (d)  Registration Statement on Form S-4,
                 including a preliminary prospectus (the
                 "Prospectus," and together with the
                 Form S-4, the "Registration Statement")
                 for registration of the QUIDS under
                 the Securities Act of 1933, as amended
                 (the "Securities Act");

            (e)  Proposed form of Registration Statement
                 on Form 8-A (the "Form 8-A") for registration of the QUIDS under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (f) Proposed form of Dealer Managers Agreement by and among the Company, and Goldman, Sachs & Co., Lehman Brothers and Smith
                 Barney Inc., as dealer managers (the
                 "Dealer Managers"), to be executed in
                 connection with the Exchange Offer;

            (g) Proposed Exchange Agent Agreement between the Company and The Chase Manhattan Bank
                 (National Association), as Exchange Agent;

            (h) Proposed form of Letter of Transmittal to the holders of the Preferred Stock, and other Exchange Offer offering documentation;

            (i)  Proposed form Schedule 13E-4, Issuer Tender
                 Offer Statement ("Schedule 13E-4"); and

            (j) Proposed form of Press Release relating to the issuance of the QUIDS and the Exchange Offer.

            NOW, THEREFORE, the undersigned constituting all of the members of the Finance Committee of the Board of Directors of the Company hereby consent to and adopt the following resolutions, effective on and as of the date set forth below:

                RATIFICATION

               RESOLVED, that all actions heretofore
          taken by the officers and directors of the Company with respect to the proposed execution and delivery of the Indenture, the proposed issuance and exchange of the QUIDS, and the Exchange Offer, including, but not limited to (1) the filing of the Registration
          Statement, including a power of attorney, with the Securities and Exchange Commission
          (the "SEC"), and (2) the preparation and filing with the SEC of the Prospectus, be and hereby are, in all respects approved, ratified and confirmed; and further

                 INDENTURE

               RESOLVED, that the Finance Committee of the Board of Directors of the Company hereby approves the execution and delivery of the Subordinated
          Indenture, in substantially the form attached hereto with such changes therein as the officers executing the same shall approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company be, and each hereby is, authorized, empowered and directed to execute and deliver, on behalf of the Company, the Subordinated Indenture, in substantially the form attached hereto with such changes therein as the officers executing the same shall approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that The Chase Manhattan Bank
          (National Association) be and it hereby is, appointed by the Company to act as Subordinated
          Indenture Trustee in accordance with the terms and provisions of the Subordinated Indenture; and further

        AUTHORIZATION TO ISSUE QUIDS

               RESOLVED, that:

               (i)     the securities of the first series
          to be issued under the Subordinated Indenture to the Subordinated Indenture Trustee shall have the descriptive title "Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures)" to be designated as set forth in the Officer's Certificate; all capitalized terms used in these resolutions which are not defined herein but are defined in the Subordinated Indenture shall have the meanings set forth in the Subordinated Indenture;

               (ii)    the QUIDS shall be limited in
          aggregate principal amount to $125,000,000 at any time Outstanding;

               (iii)   the QUIDS shall mature and
          the principal shall be due and payable together with all accrued and unpaid interest thereon as set forth in the Officer's Certificate;

               (iv)    the QUIDS shall bear interest from
          the date of original issuance at the rate set forth in the Officer's Certificate payable in equal quarterly installments, in arrears, on March 31, June 30, September 30 and December 31 of each year
          (each, an "Interest Payment Date") commencing
          December 31, 1995. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. Interest on the QUIDS will accrue from, and including, the date of original issuance to, and including, the first Interest Payment Date, and thereafter will accrue, from, and excluding, the last Interest Payment Date through which interest has been paid. No interest will accrue on the QUIDS with respect to the day on which the QUIDS mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date;

               (v)     each installment of interest on a QUIDS
          shall be payable to the Person in whose name such QUIDS is registered at the close of business 15 calendar days next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the QUIDS. Any installment of interest on the QUIDS not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such QUIDS on such Regular Record Date, and may be paid to the Persons in whose name the QUIDS are registered at the close of business on a Special Record
          Date to be fixed by the Subordinated Indenture
          Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the QUIDS not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the QUIDS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Subordinated Indenture;

               (vi) the principal and each installment of interest on the QUIDS shall be payable at the office or agency of the Company in The City of New York. The Subordinated Indenture Trustee will initially be the Paying Agent and the Registrar for the QUIDS;

               (vii)   the QUIDS will be redeemable on or
          prior to February 28, 1997 at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 108% of the principal amount redeemed plus accrued and unpaid interest, if any, to the Redemption Date; and thereafter at 100% of the principal amount redeemed plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that none of the QUIDS shall be redeemed prior to March 1, 1997, if such redemption is for the purpose, or in anticipation, of refunding such QUIDS through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (calculated in accordance with acceptable financial practice) of less than 8.2102% per annum;

               (viii)  the QUIDS shall be issuable in
          denominations of $25 and any integral multiple thereof;

               (ix) so long as any QUIDS are Outstanding, the failure of the Company to pay interest on any QUIDS within 60 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Subordinated Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 312 of the Subordinated Indenture and paragraph (x) of these Resolutions shall not constitute a failure to pay interest for this purpose;

               (x) pursuant to Section 312 of the Subordinated Indenture, the Company shall have the right, at any time and from time to time during the term of the QUIDS, so long as no Event of Default shall have occurred and be continuing to extend the interest payment period of such QUIDS to a period not exceeding 20 consecutive quarterly interest payment periods (the "Extended Interest Payment Period"), on the last Business Day of which Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the QUIDS to the extent permitted by applicable law); provided, that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its preferred stock (regardless of par value), preference stock or common stock from time to time outstanding, except that the Company may make mandatory sinking fund payments with respect to its 6.84% Preferred Stock, Series Q and 8.625% Preferred Stock, Series R. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the Stated Maturity of the QUIDS. Upon the termination of any Extended Interest Payment Period and upon the payment of all amounts then due, the Company may elect another Extended Interest Payment Period. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable;

               (xi) the Company shall give the Holders of the QUIDS and the Subordinated Indenture Trustee written notice of its election of such Extended Interest Payment Period prior to the earlier of (i) two Business Days prior to the Regular Record Date for the next Interest Payment Date which would occur but for such election or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the Regular Record Date or Interest Payment Date. The quarter in which any notice is given pursuant to this paragraph shall constitute one of the 20 quarters which comprise the maximum Extended Interest Payment Period;

               (xii)   the QUIDS shall have such other terms
          and provisions as are provided in the form of QUIDS attached hereto, and shall be issued in substantially such form; and

               (xiii)  clause (b) of the first paragraph
          of Section 1502 of the Subordinated Indenture shall read as follows with respect to the QUIDS:

               "(b) subject to the provisions of Section
          1503, that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred a default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), such default shall have continued beyond the period of grace, if any, in respect thereof, and either 90 days shall not have elapsed after the expiration of such grace period or the maturity of such Senior Indebtedness shall have been accelerated because of such default and such acceleration shall not have been rescinded or annulled, and in the cases of subclauses (i) and
          (ii) of this clause (b), such default shall not have been cured or waived or shall not have ceased to exist, or"; and further

               RESOLVED, that each of Michael W. Yackira,
          Senior Vice President, Finance and Chief Financial Officer of the Company, and Dilek L. Samil,
          Treasurer and Assistant Secretary of the Company, is hereby authorized, empowered and directed (i) to approve and accept the final financial and any other additional terms and conditions of the issuance of the QUIDS, including, but not limited to, the interest rate or rates payable, or the method for determining the same, on the QUIDS, the date or dates of maturity of the QUIDS, and the redemption prices and terms and conditions, if any, of the QUIDS, and (ii) on behalf of the Company, to execute and deliver an Officer's Certificate to the Subordinated Indenture Trustee containing such final financial and any such additional terms and conditions, or modifying the terms set forth in these resolutions, of the QUIDS, in substantially the form attached hereto with such changes therein as the officer executing the same shall approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that the form of Form 8-A
          attached hereto is hereby approved, and that the Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer, of the Company be, and each hereby is, authorized and directed to execute and file with the SEC, in the name and on behalf of the Company, the Form 8-A for registration of the QUIDS under the Exchange Act, in substantially the form attached hereto, with such changes therein as the officer executing such document may approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that in accordance with the
          provisions of the Subordinated Indenture, the form of QUIDS be, and the same hereby is, established and approved in the form attached hereto; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company are authorized and empowered, in the name and on behalf of the Company, to execute QUIDS, with the Company's corporate seal affixed or imprinted thereon, and attested by one of such officers or by the Secretary or an Assistant
          Secretary of the Company, substantially in the form hereto attached with such changes therein as the officer executing the same shall approve, his or her execution thereof to be conclusive evidence of such approval; and further

               RESOLVED, that the officer of the Company who shall execute on behalf of the Company the QUIDS is hereby authorized and empowered to execute said QUIDS by facsimile signature; that the officer who shall attest the corporate seal of the Company affixed or imprinted on the QUIDS is hereby authorized to attest such seal by facsimile signature; and that such facsimile signature of any such officer appearing on the QUIDS is hereby approved and adopted as the signature of such officer, and that such seal of the Company affixed or imprinted on the QUIDS is hereby approved and adopted as the seal of the Company; and further

               RESOLVED, that if any officer of the
          Company who signs, or whose facsimile signature appears upon, any of the QUIDS, ceases to be an officer authorized to execute QUIDS prior to the authentication and delivery of such QUIDS, the QUIDS so signed or bearing such facsimile signature shall nevertheless be valid and bind the Company; and further

               RESOLVED, that upon the execution on behalf of the Company of the QUIDS, the proper officers of the Company are hereby authorized and empowered to deliver such QUIDS to the Subordinated Indenture Trustee for authentication; and that upon such delivery to it, the Subordinated Indenture Trustee is hereby requested to authenticate such QUIDS and deliver them as directed by the Company Order executed by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company.

  AUTHORIZATION TO CONDUCT EXCHANGE OFFER

               RESOLVED, that the exchange of any and all of the shares of Preferred Stock for QUIDS pursuant to the terms of the Exchange Offer, as set forth in the Prospectus and the Letter of Transmittal be, and the same hereby is, authorized and approved; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer of the Company be, and each hereby is, authorized, empowered and directed to execute and deliver, on behalf of the Company, to holders of the Preferred Stock, the Letter of Transmittal and other Exchange Offer offering documentation in substantially the form attached hereto with such changes therein as the officer executing such document may approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that the Company enter into a Dealer
          Managers Agreement with the Dealer Managers, pursuant to which each agrees to perform those services customarily performed by dealer managers in connection with offers similar to the Exchange Offer; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer of the Company be, and each hereby is, authorized to execute and deliver, in the name and on behalf of the Company, the Dealer Managers Agreement, in substantially the form attached hereto, with such changes therein as the officer executing the same may approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that The Chase Manhattan Bank (National Association) (the "Exchange Agent") be and it hereby is, appointed to act as the Exchange Agent in connection with the Exchange Offer, and that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company be, and each hereby is, authorized, empowered and directed to execute and deliver, on behalf of the Company, the Exchange Agent Agreement, in substantially the form attached hereto with such changes therein as the officers executing the same shall approve, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that Georgeson & Company Inc. (the
          "Information Agent") be and it hereby is, appointed to act as the Information Agent on behalf of the Company in connection with the Exchange Offer; and further

               RESOLVED, that each of Michael W. Yackira,
          Senior Vice President, Finance and Chief Financial
          Officer of the Company, and Dilek L. Samil, Treasurer and Assistant Secretary of the Company, is hereby authorized and directed to approve and accept the final financial and other terms and conditions of the Exchange Offer, including, but not limited to, the exchange ratio of QUIDS for Preferred Stock, the compensation to be paid by the Company to the Dealer Managers and to any soliciting brokers or dealers, in connection with the Exchange Offer; and further

               RESOLVED, that the form of Schedule 13E-4 attached hereto is hereby approved, and that the Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant
          Treasurer of the Company be, and each hereby is, authorized to execute and file with the SEC, in the name and on behalf of the Company, the Schedule 13E-4, in substantially the form attached hereto, with such changes therein as the officer executing the same may approve, such approval to be conclusively evidenced by such execution thereof; and further

               RESOLVED, that upon consummation of the Exchange
          Offer, all shares of Preferred Stock accepted by the Company for exchange therein shall be canceled and retired; and further

          NYSE LISTING APPLICATION

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and empowered to prepare, execute and file one or more Listing Applications with the New York Stock Exchange, Inc.
          for the listing of the QUIDS, and to enter into such further agreements with the New York Stock Exchange, Inc. in connection with said Listing Application or Listing Applications as the officers taking such action may deem necessary or desirable; and further

               RESOLVED, that Dennis P. Coyle, General Counsel and Secretary of the Company, Robert J. Reger, Jr. of Reid & Priest LLP, and Jeffrey I. Mullens, P.A. of
          Steel Hector & Davis, counsel for the Company, and each of them is authorized to appear before the New
          York Stock Exchange, Inc., or any department, division, or committee thereof, in connection with any application made by the Company for the listing of the QUIDS; and further

                 BLUE SKY

               RESOLVED, that the proper officers of the Company are hereby authorized and empowered in the name and on behalf of the Company, to take any and all action which they may deem necessary or desirable in order to effect the registration or qualification (or exemption therefrom) of part or all of the QUIDS for issue, offer, sale or trading under the Blue Sky or securities laws of any of the jurisdictions of the United States of America and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or desirable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law; and further

               RESOLVED, that the officers of the Company be, and each hereby is, authorized and empowered in the name and on behalf of the Company to execute and file the irrevocable written consents on the part of the Company to be used in such states and other jurisdictions of the United States of America wherein such consents to service or process may be requisite under the securities laws thereof in connection with said registration or qualification of the QUIDS, or in connection with said registration of the Company, and to appoint the appropriate state official agent of the Company for the purpose of receiving and accepting process; and further

                   OTHER

               RESOLVED, that each officer and/or director of the Corporation who may be required to execute, on behalf of the Company, the Registration Statement and any amendment or amendments thereto, including pre-effective and post-effective amendments, is hereby authorized to execute a power of attorney appointing Dennis P. Coyle, General Counsel and Secretary of the Company, Robert J. Reger, Jr. of Reid & Priest LLP, and Jeffrey I. Mullens, P.A. of Steel Hector & Davis, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, for him or in his name, place and stead, in his capacity as an officer and/or director of the Company, to sign any such Registration Statement and any amendment or amendments, thereto, including pre-effective and post-effective amendments, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys to do and perform in the name and on behalf of each of such officers and/or directors, every act whatsoever necessary or desirable to be done as fully and to all intents and purposes as any such person might or could do in person; and further

               RESOLVED, that Dennis P. Coyle, General Counsel and Secretary of the Company, Robert J. Reger, Jr. of
          Reid & Priest LLP, and Jeffrey I. Mullens, P.A. of
          Steel Hector & Davis be, and each of them hereby is, appointed as agent for service of process on the Company under the Securities Act of 1933, as amended, in connection with the Registration Statement and any and all amendments, including pre-effective and post-effective amendments, thereto, relating to the QUIDS, and are authorized to receive notices and communications from the Securities and Exchange Commission in connection with the Registration Statement and the filing thereof with the Securities and Exchange Commission; and further

               RESOLVED, that the appropriate officers of the Company hereby are authorized and empowered to take all such steps and to do all such acts and things as any one or more of them may deem necessary or desirable to provide for the lawful issuance and sale of the QUIDS and for the consummation of the Exchange Offer including, without limiting the generality of the foregoing, the making and execution of any necessary or desirable instruments; the making and execution of certificates, affidavits and other documents in connection therewith; the opening of any bank accounts; the signing of any checks or endorsements; the payment of any fees or taxes; and the filing of any documents with any regulatory agency; and that such officers hereby are authorized and empowered, from time to time, to take any and all other action to make, execute, verify and file all applications, certificates, documents and other instruments, and to consummate the sale of the QUIDS and to consummate the Exchange Offer, and to do any and all other acts and things which they, or any of them, shall deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions.
            This document may be executed in one or more counterparts, a complete set of which shall constitute one original.
Dated: July 10, 1995



             James L. Broadhead



              Paul J. Evanson



             Michael W. Yackira